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                                                                 EXHIBIT 4.2

                                                                      PAGE 1

                               State of Delaware

                        Office of the Secretary of State

                                   ----------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "INSITE VISION INCORPORATED", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.









                                            [SEAL]

                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


2116645 8100                                            AUTHENTICATION: 8674446

971325771                                                        DATE: 09/29/97
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                                                                     EXHIBIT 4.2

                            CERTIFICATE OF CORRECTION
                                     OF THE
               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                           INSITE VISION INCORPORATED
                             A DELAWARE CORPORATION



                  InSite Vision Incorporated, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

                  FIRST: The name of the Corporation is InSite Vision Incorporated and the Corporation was originally incorporated under the name "InSite Vision Incorporated" on February 3, 1987 pursuant to the General Corporation Law of the State of Delaware;

                  SECOND: A Certificate of Designation of Preferences, Privileges and Rights of Series A Convertible Preferred Stock (the "Certificate") was filed by the Corporation on September 11, 1997 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware; and

                  THIRD: The Certificate of Correction of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Corporation does not alter the wording of any resolution or written consent which was in fact adopted by the board of directors.

     1. Article V.A. of the Certificate shall be corrected in its entirety to read as follows:

              "A.      Reserved Amount.  Upon the initial issuance of the shares
     of Series A Preferred Stock, the Corporation shall reserve 3,300,000 shares of the authorized but unissued shares of Common Stock for issuance upon conversion of the Series A Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series A Preferred Stock outstanding at the then current Conversion Price. The Reserved Amount shall be allocated to the holders of Series A Preferred Stock as provided in Article XIV.C."

     2. The Notice of Conversion attached as an exhibit to the Certificate shall be corrected in its entirety to read as specified on the attached Exhibit A.



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          IN WITNESS WHEREOF, the undersigned has executed this
Certificate of Correction of the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock on September 26, 1997.

                                INSITE VISION INCORPORATED



                                By:  /s/ S. KUMAR CHANDRASEKARAN
                                     ---------------------------
                                     S. Kumar Chandrasekaran, Ph.D.
                                     President and Chief Executive Officer


                                       2.

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                                    EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert shares          of Series A
Preferred Stock (the "CONVERSION"), represented by stock certificate No(s).
(the "PREFERRED STOCK CERTIFICATES") into shares of common stock ("COMMON STOCK") of InSite Vision Incorporated (the "CORPORATION") according to the conditions of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "CERTIFICATE OF DESIGNATION"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, (i) the undersigned will pay all transfer taxes payable with respect thereto and (ii) the undersigned will execute a stock power with respect to such transfer and the signature of the undersigned on such stock power shall be medallion guaranteed. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation, through its transfer agent, shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of
the undersigned or its nominee (which is        ) with DTC through its Deposit
Withdrawal Agent Commission System ("DTC TRANSFER").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

[ ] In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

                                   Date of Conversion:_________________________

                                   Applicable Conversion Price:________________

                                   Amount of Conversion Default
                                   Payments to be Converted, if any:___________

                                   Number of Shares of
                                   Common Stock to be Issued:__________________

                                   Signature:__________________________________

                                   Name:_______________________________________

                                   Address:____________________________________

                                           ____________________________________

                                           ____________________________________

ACKNOWLEDGED AND AGREED:

INSITE VISION INCORPORATION:


By: __________________________                   Date:_________________________
Name: